Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Dave Zinsner
Investor Relations
Intersil Corporation
(408) 546-3525
investor@intersil.com

Intersil Corporation Reports Fourth Quarter and Fiscal 2007 Financial Results

•	Achieves record net revenues of $212.6 million in the fourth quarter; 17% increase from 2006

•	Increases quarterly dividend by 20% to $0.12 per share

Milpitas, CA, January 23, 2008 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the quarter ended December 28, 2007. Net revenues for the fourth quarter were $212.6 million, a 17 % increase from $181.1 million in the fourth quarter of 2006 and a 7% increase from $198.3 million in the third quarter of 2007.

Generally Accepted Accounting Principles (GAAP) Results

For the fourth quarter of 2007, gross margins were 57.2%. This compares to gross margins of 57.8% in the same quarter last year, and 56.4% in the third quarter of 2007. Operating margins from continuing operations were 22.6%, as compared to operating margins of 20.4% in the same quarter last year, and 19.5% in the third quarter of 2007. Net income from continuing operations was $42.4 million, or $0.32 earnings per diluted share from continuing operations, as compared to net income of $38.3 million, or $0.28 earnings per diluted share in the same quarter last year. For the third quarter of 2007, the Company reported net income from continuing operations of $36.0 million, or $0.27 earnings per diluted share.

For the year ended December 28, 2007, net revenue was $757.0 million, a 2.2% increase from $740.6 million for 2006. Gross margins were 57.0% as compared to 57.4% for the previous year. Operating margins were 20.1% as compared to 20.5% for the previous year. Net income from continuing operations was $142.7 million or $1.07 earnings per diluted share as compared to $151.4 million or $1.06 earnings per diluted share for the previous year.

Non-GAAP Results

For the fourth quarter of 2007, non-GAAP gross margins were 57.6%. This compares to gross margins of 58.2% for the same quarter last year, and 57.4% for the third quarter of 2007. Operating margins were 28.9%, as compared to operating margins of 28.3% for the same quarter last year, and 28.6% for the third quarter of 2007. Net income was $51.9 million, or $0.39 earnings per diluted share. This compares to net income of $48.2 million, or $0.34 earnings per diluted share for the same quarter last year, and $49.0 million, or $0.36 earnings per diluted share for the third quarter of 2007.

For the year ended December 28, 2007, gross margins were 57.7% as compared to 57.8% for the previous year. Net income was $183.4 million or $1.35 earnings per diluted share. This compares to net income of $179.9 million or $1.25 earnings per diluted share for 2006.

“2007 was a solid year for Intersil,” said Rich Beyer, Intersil’s Chief Executive Officer. “We achieved record net revenues of $757 million for the year. Despite the softness in the analog market in 2007, we grew our revenues by 2% and our non-GAAP earnings per share by 8% over 2006.”

By end market, Intersil’s fourth quarter revenues were as follows: high-end consumer (29.4% of revenues), computing (30.3% of revenues), industrial (21.7% of revenues), and communications (18.6% of revenues). “Revenues in the computing market experienced impressive sequential growth this quarter due to strong seasonal demand and the market acceptance of our new products, particularly in the notebook area. Consumer was also up sequentially, as all three vertical markets - handheld, LCD displays, and optical storage - saw strong sequential growth. Revenues in the industrial and communications markets were essentially flat, in line with normal seasonality,” said Dave Bell, President and Chief Operating Officer.

During the quarter the Company repurchased approximately $115 million or 4.2 million shares of its stock, under a previously announced stock repurchase program. In 2007, Intersil generated more than $214 million in free cash flow and returned approximately $488 million to its investors in the form of stock repurchases and cash dividends. The Company’s Board of Directors has also authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on February 22, 2008 to shareholders of record as of the close of business on February 12, 2008.

Business Outlook

“We are in a period of macro-economic uncertainty for the industry,” said Mr. Beyer. “However, demand for our products is basically consistent with normal seasonality. In the first quarter, we typically experience a sequential decline in our consumer and computing markets. As a result, we currently anticipate Intersil’s revenues for the first quarter to be down 3% to 6% sequentially. We expect GAAP earnings per diluted share of approximately $0.29 to $0.30 and non-GAAP earnings per diluted share of approximately $0.35 to $0.36.”

Investors and interested parties within the United States may listen to Intersil’s conference call on January 23rd at 1:45 p.m. Pacific/4:45 p.m. Eastern by dialing (888) 680-0878 using the password “Intersil.” International callers may connect to the call by dialing (617) 213-4855. A replay of Intersil’s conference call will be available for two weeks by dialing (888) 286-8010 in the U.S. or (617) 801-6888 internationally using the access code “67964536”. A webcast replay of the conference call will be available for two weeks on the Company’s web site at http://www.intersil.com/investor. A copy of this press release may be found on the Company’s web site at http://www.intersil.com/investor.

About Intersil

Intersil Corporation is a world leader in the design and manufacture of high-performance analog semiconductors. The Company’s products address some of the industry’s fastest growing markets, such as, flat panel displays, cell phones, other handheld systems, and notebooks. Intersil’s product families address power management functions and analog signal processing functions. Intersil products include ICs for battery management, hot-swap and hot-plug controllers, linear regulators, power sequencers, supervisory ICs, bridge drivers, PWM controllers, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high-performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and radiation-hardened applications. For more information about Intersil or to find out how to become a member of our winning team, visit the Company’s web site and career page at www.intersil.com.

NON-GAAP REPORTING

In addition to GAAP reporting, Intersil reports net income or loss, as well as earnings per share, gross margin and operating margin on a non-GAAP basis. This non-GAAP earnings information excludes stock-based compensation expense, amortization of intangibles and unusual items and their related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other

Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

– FINANCIAL TABLES TO FOLLOW –

Intersil Corporation

Consolidated Statements of Operations

Unaudited

(In US$ millions, except shares and per share amounts)

	Quarters Ended			Years Ended
	Dec 28, 2007	Dec 29, 2006	Sep 28, 2007	Dec 28, 2007	Dec 29, 2006
	(Q4 2007)	(Q4 2006)	(Q3 2007)
Net revenues	$212.6	$181.1	$198.3	$757.0	$740.6
Cost of revenues	91.0	76.5	86.5	325.4	315.7

Gross profit	121.6	104.6	111.8	431.6	424.9

Expenses
Research and development	35.5	31.2	34.0	134.4	126.5
Selling, general and administrative	35.0	34.0	33.6	131.9	137.1
Amortization of purchased intangibles	3.5	2.4	2.5	10.7	9.5
In-process research and development charge (credit)	(0.3)	—	3.0	2.7	—

Operating income from continuing operations	48.0	37.0	38.7	151.9	151.8
Gain (loss) on deferred comp investments	(0.1)	0.5	0.2	0.9	0.5
Loss on equity investments, net	—	—	—	—	(1.9)
Interest income, net	6.7	8.2	8.1	30.9	29.8

Income from continuing operations before income taxes	54.6	45.7	47.0	183.7	180.2
Income tax expense from continuing operations	12.1	7.4	11.0	41.0	28.8

Income from continuing operations	42.4	38.3	36.0	142.7	151.4
Discontinued operations
Income (loss) from discontinued operations, before taxes	(0.1)	0.8	(0.2)	(0.3)	0.8
Income tax expense (benefit) from discontinued operations	2.1	0.3	(0.1)	2.0	0.3

Income (loss) from discontinued operations	(2.1)	0.5	(0.1)	(2.3)	0.5

Net income	$40.3	$38.8	$35.9	$140.5	$151.9

Earnings per share
Basic
Continuing operations	$0.33	$0.28	$0.27	$1.08	$1.08
Discontinued operations	(0.02)	0.00	(0.00)	(0.02)	0.01

Net income per share	$0.31	$0.28	$0.27	$1.06	$1.09

Diluted
Continuing operations	$0.32	$0.28	$0.27	$1.07	$1.06
Discontinued operations	(0.02)	0.00	(0.00)	(0.02)	0.01

Net income per share	$0.31	$0.28	$0.27	$1.05	$1.07

Weighted average shares
Basic	129.4	137.7	132.1	132.5	139.9

Diluted	130.8	139.5	134.0	134.0	142.4

Stock compensation expense by classification:	Quarters Ended			Years Ended
	Dec 28, 2007	Dec 29, 2006	Sep 28, 2007	Dec 28, 2007	Dec 29, 2006
Cost of sales	$0.9	$0.8	$1.1	$4.1	$3.2
Research and development	4.0	3.7	3.3	15.3	16.4
Selling, general and administrative	5.5	6.9	6.9	24.9	28.3

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Financial Summary (Non-GAAP)

Unaudited

(In US$ millions, except shares, per share amounts and percentages)

	Quarters Ended			Years Ended
	Dec 28, 2007	Dec 29, 2006	Sep 28, 2007	Dec 28, 2007	Dec 29, 2006
	(Q4 2007)	(Q4 2006)	(Q3 2007)
Net revenues	$212.6	$181.1	$198.3	$757.0	$740.6

Gross profit	122.5	105.4	113.8	436.7	428.1
% of Revenues	57.6%	58.2%	57.4%	57.7%	57.8%

Research and development	31.5	27.5	30.7	119.1	110.0
Selling, general and administrative	29.6	26.6	26.4	106.2	108.3

Operating income	$61.4	$51.3	$56.7	$211.4	$209.8
% of Revenues	28.9%	28.3%	28.6%	27.9%	28.3%

Interest and other non-operating income	6.7	8.2	8.1	30.9	29.8

Pretax income	68.2	59.5	64.8	242.3	239.5

Net income	$51.9	$48.2	$49.0	$183.4	$179.9
% of Sales	24.4%	26.6%	24.7%	24.2%	24.3%

Earnings Per Share
Basic	$0.40	$0.35	$0.37	$1.38	$1.29
Diluted	$0.39	$0.34	$0.36	$1.35	$1.25

Weighted Average Shares
Basic	129.4	137.7	132.1	132.5	139.9
Diluted	132.5	140.7	136.1	136.0	143.9

Other Financial Metrics:
Free cash flow:
Cash flow from operations	$58.9	$67.6	$56.9	$232.4	$236.0
Proceeds from sales of PP&E	0.6	0.3	0.4	$5.9	1.4
Capital expenditures	(6.7)	(3.6)	(11.4)	$(24.1)	(31.1)

Free cash flow	$52.7	$64.2	$45.9	$214.1	$206.3

Depreciation	$5.3	$5.1	$5.0	$20.5	$22.4

NOTE: This financial summary excludes amortization of intangibles, stock based compensation, including the adoption of FAS123R at the beginning of fiscal 2006 and unusual items. For operating income only it excludes gains or losses related to deferred compensation investments. These adjustments are included in the Financial Bridge table.

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Financial Bridge: GAAP to Non-GAAP

Unaudited

(In US$ millions, except share and per share amounts)

	Quarters Ended			Years Ended
	Dec 28, 2007	Dec 29, 2006	Sep 28, 2007	Dec 28, 2007	Dec 29, 2006
	(Q4 2007)	(Q4 2006)	(Q3 2007)
Gross profit on GAAP basis:	$121.6	$104.6	$111.8	$431.6	$424.9
Stock compensation expense	0.9	0.8	1.1	4.1	3.2
Manufacturing severance provision	—	—	1.0	1.0	—

Gross profit on Non-GAAP basis:	$122.5	$105.4	$113.8	$436.7	$428.1

Operating income on GAAP basis:	$48.0	$37.0	$38.7	$151.9	$151.8
Acquisition related expenses - intangibles amortization	3.5	2.4	2.5	10.7	9.5
Gain (loss) on deferred comp investments, net	(0.1)	0.5	0.2	0.9	0.5
Stock compensation expense	10.4	11.4	11.4	44.3	48.0
Manufacturing severance provision	—	—	1.0	1.0	—
In-process research & development charge (credit)	(0.3)	—	3.0	2.7	—

Operating income on Non-GAAP basis:	$61.4	$51.3	$56.7	$211.4	$209.8

Net income on GAAP basis:	$40.3	$38.8	$35.9	$140.5	$151.9
Acquisition related expenses - intangibles amortization	3.5	2.4	2.5	10.7	9.5
Loss on equity investments, net	—	—	—	—	1.9
Stock compensation expense	10.4	11.4	11.4	44.3	48.0
Manufacturing severance provision	—	—	1.0	1.0	—
In-process research & development charge (credit)	(0.3)	—	3.0	2.7	—
Net loss (gain) from discontinued operations	2.1	(0.5)	0.1	2.3	(0.5)
Associated tax effects	(4.1)	(3.9)	(4.9)	(17.9)	(17.4)
Benefits from discrete tax events	—	—	—	—	(13.4)

Net income on Non-GAAP basis:	$51.9	$48.2	$49.0	$183.4	$179.9

Diluted Non-GAAP earnings per share	$0.39	$0.34	$0.36	$1.35	$1.25

Diluted weighted average common shares outstanding	130.8	139.5	134.0	134.0	142.4
Diluted weighted average shares difference attributable to FAS 123R	1.7	1.2	2.1	2.0	1.5

Diluted Non-GAAP weighted average common shares outstanding	132.5	140.7	136.1	136.0	143.9

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company’s key financial measures, which is adjusted to reflect the GAAP results excluding stock based compensation expense, amortization of intangibles, discontinued operations and unusual items. These non-GAAP presentations of are provided to enhance the reader’s overall understanding of the comparability of the Company’s financial performance between periods and in general.

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Consolidated Balance Sheets

(In US$ millions)

(unaudited)

	Dec 28, 2007	Sep 28, 2007	Dec 29, 2006
Assets
Current Assets
Cash, cash equivalents and short-term investments	$483.8	$514.0	$624.0
Trade receivables, net	117.4	109.8	98.1
Inventories, net	97.7	95.1	92.4
Prepaid expenses and other current assets	10.0	11.9	16.6
Deferred income taxes	38.2	26.6	18.5

Total Current Assets	747.1	757.4	849.6
Other Assets
Property, plant and equipment, net	109.6	106.2	101.1
Purchased intangibles, net	29.9	31.9	29.9
Goodwill	1,445.8	1,447.4	1,419.8
Deferred income taxes	37.5	57.0	67.0
Long-term investments	19.1	63.8	78.6
Other	14.6	14.6	13.1

Total Other Assets	1,656.5	1,720.9	1,709.5

Total Assets	$2,403.6	$2,478.3	$2,559.1

Liabilities and Shareholders’ Equity
Current Liabilities
Trade accounts payable	$40.2	$33.3	$24.2
Income taxes payable	19.2	65.3	44.8
Deferred net revenue	10.3	11.8	12.8
Other accrued items	55.7	54.3	55.8

Total Liabilities	125.4	164.7	137.6
Non-current Liabilities
Income taxes payable	40.7	—	—
Total Shareholders’ Equity	2,237.5	2,313.6	2,421.5

Total Liabilities and Shareholders’ Equity	$2,403.6	$2,478.3	2,559.1

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